EXHIBIT 10.1

AMENDMENT TO THE EIGHTH AMENDMENT AND WAIVER

AMENDMENT TO THE EIGHTH AMENDMENT AND WAIVER, dated as of August 21, 2020 (this “Waiver Amendment”), to that certain Amended and Restated Credit Agreement, dated as of December 18, 2012 (as amended by the First Amendment thereto dated as of December 18, 2012, the Second Amendment thereto dated as of May 8, 2015, the Third Amendment thereto dated as of June 13, 2016, the Fourth Amendment thereto dated as of December 15, 2016, the Fifth Amendment thereto dated as of June 16, 2017, the Sixth Amendment thereto dated as of November 28, 2017, the Seventh Amendment thereto dated as of March 29, 2018, and the Eighth Amendment and Waiver thereto dated as of April 17, 2020, the “Credit Agreement”, and as amended by this Waiver Amendment, the “Amended Credit Agreement”) among CINEMARK HOLDINGS, INC. (the “Parent”), CINEMARK USA, INC. (the “Borrower”), the several banks and other financial institutions party thereto (the “Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other agents party thereto. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

RECITALS:

WHEREAS, the Borrower, the Lenders and others are party to the Credit Agreement.

WHEREAS, the Borrower has engaged Barclays Bank PLC (“Barclays”), to act as the sole lead arranger and sole bookrunner in structuring and facilitating this Waiver Amendment.

WHEREAS, pursuant to the Eighth Amendment and Waiver, dated as of April 17, 2020, to the Credit Agreement (the “Existing Waiver”), the Majority Revolving Credit Facility Lenders consented to waive the requirements of Section 7.1 of the Credit Agreement for the fiscal quarters ending September 30, 2020 and December 31, 2020, on the terms and subject to the conditions set forth in the Existing Waiver.

WHEREAS, the Borrower has requested that the Majority Revolving Credit Facility Lenders consent to amend certain terms and conditions of the Existing Waiver as set forth herein, and the Majority Revolving Credit Facility Lenders are willing to consent to amend the Existing Waiver on the terms and subject to the conditions set forth in this Waiver Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO THE EXISTING WAIVER

On and after the Effective Date, the Borrower and the Revolving Credit Lenders party hereto (which collectively constitute the Majority Revolving Credit Facility Lenders) hereby consent to and do amend and restate Section II of the Existing Waiver in its entirety as follows:

SECTION II.     WAIVER

(a)    Each Revolving Credit Lender party hereto (which collectively constitute the Majority Revolving Credit Facility Lenders) hereby consents solely (1) to waive the requirements of the Leverage Covenant with respect to each period of four consecutive fiscal quarters ending during the Relief Period (as defined below) prior to and excluding the fiscal quarter ending December 31, 2021 and (2) for purposes of calculating the Leverage Covenant with respect to each period of four consecutive fiscal quarters ending December 31, 2021, March 31, 2022 and June 30, 2022, that:

(X) Consolidated EBITDA for the period of four consecutive fiscal quarters ending December 31, 2021, shall be deemed to equal the sum of Consolidated EBITDA for the fiscal quarters ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2021;

(Y) Consolidated EBITDA for the period of four consecutive fiscal quarters ending March 31, 2022, shall be deemed to equal the sum of Consolidated EBITDA for the fiscal quarters ended June 30, 2019, September 30, 2019, December 31, 2021 and March 31, 2022; and

(Z) Consolidated EBITDA for the period of four consecutive fiscal quarters ending June 30, 2022, shall be deemed to equal the sum of Consolidated EBITDA for the fiscal quarters ended September 30, 2019, December 31, 2021, March 31, 2022 and June 30, 2022;

provided that during the Relief Period, each of the Parent and the Borrower shall not, and shall not permit any of its Class I Restricted Subsidiaries to, directly or indirectly (each such event described in clauses (i) through (iv) below, if it occurs during the Relief Period, a “Covenant Reset Trigger”):

(i)    permit the sum of (A) the aggregate amount of cash and Cash Equivalents of the Parent, the Borrower and the Class I Restricted Subsidiaries (excluding cash and Cash Equivalents securing funded Indebtedness other than the Obligations) and (B) the aggregate Available Revolving Credit Commitments of all Revolving Credit Lenders, as of the last day of any fiscal quarter, to be less than $100,000,000;

(ii)    make any Restricted Payments pursuant to Section 7.6(i) of the Credit Agreement, other than Restricted Payments pursuant to or in connection with the issuance by the Parent on or before September 18, 2020, of up to $400,000,000 (or $460,000,000 if the initial purchasers exercise in full their option to purchase additional notes (which option, for the avoidance of doubt, may be exercised after September 18, 2020)) aggregate principal amount of convertible senior notes due 2025 (the “Convertible Senior Notes”) and related bond hedge and warrant transactions (the “Call Spread Hedges”; together with the issuance of the Convertible Senior Notes, the “Convertible Senior Notes Transactions”)

and performance from time to time by the Parent of the terms of the agreements governing the Convertible Senior Notes Transactions, limited to (to the extent constituting Restricted Payments): (A) the purchase and sale by the Parent of the Call Spread Hedges; (B) payments to Derivatives Counterparties pursuant to the Call Spread Hedges; (C) payments of principal and interest under the Convertible Senior Notes; (D) payments upon any required repurchase of the Convertible Senior Notes or the Call Spread Hedges; (E) payments upon any conversion by a holder of the Convertible Senior Notes or upon exercise of the Call Spread Hedges; and (F) payments upon or in connection with exercise and settlement, termination or maturity of the Call Spread Hedges;

(iii)    make any Investments pursuant to Section 7.8(f), (h) or (i) of the Credit Agreement, other than (A) Investments pursuant to Section 7.8(h) of the Credit Agreement in Subsidiaries whose primary operations are outside of the United States in an aggregate amount during the Relief Period not to exceed $100,000,000 at any time outstanding and (B) Investments pursuant to Section 7.8(i) of the Credit Agreement in Permitted Acquisitions in an aggregate amount during the Relief Period not to exceed $15,000,000 at any time outstanding (in each case, measured on the date each such Investment was made and without giving effect to subsequent changes in value); or

(iv)    prepay, repurchase or redeem or otherwise defease or acquire any Indebtedness pursuant to Section 7.9(a)(ii) of the Credit Agreement, other than (A) payments required upon any conversion by a holder of the Convertible Senior Notes and (B) mandatory repurchases of the Convertible Senior Notes pursuant to a fundamental change repurchase offer required by the indenture governing the Convertible Senior Notes.

(b)    Upon the occurrence of a Covenant Reset Trigger, the waiver of the Leverage Covenant set forth in Section II(a)(1) above shall automatically terminate and the Parent and the Borrower shall be required to comply with the Leverage Covenant as described in clause (d) below at any time that any Revolving Credit Loans are outstanding.

(c)    Each of the Parent and the Borrower agrees that it shall, and shall cause each Class I Restricted Subsidiary to, after any senior officer of the Parent, the Borrower or any Class I Restricted Subsidiary has knowledge thereof, give prompt (but in any event by the date that is five Business Days after any such senior officer first has knowledge thereof) notice in writing to the Administrative Agent of the occurrence of any Covenant Reset Trigger.

(d)    Upon and after the occurrence of a Covenant Reset Trigger, (i) compliance with the Leverage Covenant shall be tested (A) on the date on which such Covenant Reset Trigger occurs, based on the financial statements most recently delivered pursuant to Section 6.1(a) or (b) of the Credit Agreement, giving pro forma effect to matters relevant to the calculation of the Consolidated Net Senior Secured Leverage Ratio that have occurred after the period of such financial statements but on or prior to the date of such testing, including, without limitation, any repayments of Revolving Credit Loans (and, for the avoidance of doubt, any breach of the Leverage Covenant on such date shall be an Event of Default under Section 8.1(c)(i) of the Credit Agreement) and (B) on the last day of each fiscal quarter of the Borrower ended thereafter, in each case under this clause (d)(i), if and only if any Revolving Credit Loans are outstanding on such date, and (ii) with respect to such compliance tested on the date on which such Covenant Reset Trigger occurs, the Borrower shall promptly cause a certificate (similar in form to a Compliance Certificate) to be delivered to the Administrative Agent setting forth the calculation of the Leverage Covenant as set forth in the foregoing clause (d)(i)(A) (it being understood, for the avoidance of doubt, that with respect to each fiscal quarter ended thereafter, the Parent and the Borrower shall deliver a Compliance Certificate in accordance with Section 6.2(b)(ii)(x) of the Credit Agreement).

(e)    The following terms used in this Section II shall have the following meanings:

(i)    “Leverage Covenant”: the covenant set forth in Section 7.1 of the Credit Agreement, without giving effect to the Leverage Covenant Waiver.

(ii)    “Leverage Covenant Waiver”: the waiver set forth in the Eighth Amendment and Waiver to the Credit Agreement, dated as of April 17, 2020, as amended and restated by the Amendment to the Eighth Amendment and Waiver, dated as of August 21, 2020.

(iii)    “Relief Period”: the period commencing on July 1, 2020 through (but not including) the Relief Period Termination Date.

(iv)    “Relief Period Termination Certificate”: an irrevocable certificate of a Responsible Officer of the Borrower stating that such certificate is a Relief Period Termination Certificate.

(v)    “Relief Period Termination and Compliance Certificate”: an irrevocable certificate of a Responsible Officer of the Borrower (A) stating that such certificate is a Relief Period Termination and Compliance Certificate, (B) that is similar in form to a Compliance Certificate and (C) certifying compliance with the Leverage Covenant on such date and demonstrating such compliance in reasonable detail.

(vi)    “Relief Period Termination Date”: the earliest of (in each case, on which date the Relief Period will terminate permanently for all purposes of the Credit Agreement and the other Loan Documents) (A) the date of delivery of the Compliance Certificate pursuant to Section 6.2(b)(ii)(x) of the Credit Agreement for the fiscal year ending December 31, 2021 demonstrating compliance with the Leverage Covenant (after giving effect to Section II(a)(2) of the Leverage Covenant Waiver), (B) following a Covenant Reset Trigger, the date of delivery of the Compliance Certificate pursuant to Section 6.2(b)(ii)(x) of the Credit Agreement for the first fiscal quarter ending on or after the date of such Covenant Reset Trigger, (C) the date on which the Borrower delivers to the Administrative Agent a Relief Period Termination and Compliance Certificate; provided that the Borrower may only deliver a Relief Period Termination and Compliance Certificate concurrently with the delivery of financial statements pursuant to Section 6.1(a) or 6.1(b) of the Credit Agreement, and (D) the date on which both (i) the Borrower delivers to the Administrative Agent a Relief Period Termination Certificate and (ii) no Revolving Extensions of Credit are outstanding; provided, further, that, for the avoidance of doubt, the Borrower may only deliver a Relief Period Termination Certificate or a Relief Period Termination and Compliance Certificate once.

SECTION II.     CONDITIONS PRECEDENT TO EFFECTIVENESS

This Waiver Amendment shall be effective on and as of the date hereof (the “Effective Date”) upon the satisfaction of the following conditions:

(a)    Counterparts. Each of the Borrower, the Parent, Revolving Credit Lenders constituting the Majority Revolving Credit Facility Lenders and the Administrative Agent shall have delivered executed counterparts of this Waiver Amendment to the Administrative Agent.

(b)    Fees, Expenses and Costs. The Administrative Agent shall have received reimbursement of all expenses in connection with this Waiver Amendment for which invoices have been presented and which were supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Effective Date.

(c)    Representations and Warranties. The representations and warranties contained in the Loan Documents, as modified by this Waiver Amendment, are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(d)    No Default.    No Default or Event of Default has occurred and is continuing on the Effective Date or will result from the consummation of the transactions contemplated by this Waiver Amendment.

SECTION III.     REPRESENTATIONS AND WARRANTIES

The Parent and the Borrower hereby jointly and severally represent and warrant that:

(a)    Binding Obligation. This Waiver Amendment has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)    Incorporation of Representations and Warranties. The representations and warranties contained in the Loan Documents, as modified by this Waiver Amendment, are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(c)    No Default. No Default or Event of Default has occurred and is continuing on the Effective Date or will result from the consummation of the transactions contemplated by this Waiver Amendment.

SECTION IV.     MISCELLANEOUS

(a)    Binding Effect. This Waiver Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. No party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any party without the prior written consent of all the Lenders.

(b)    References to Agreements. On and after the Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement and (ii) each reference in the Existing Waiver to “this Amendment and Waiver”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Waiver, and each reference in the other Loan Documents to the Existing Waiver, “thereunder”, “thereof” or words of like import referring to the Existing Waiver shall mean and be a reference to the Existing Waiver as amended by this Waiver Amendment.

(c)    Effect on Loan Documents. Except as specifically amended or waived by this Waiver Amendment, the Credit Agreement, the Existing Waiver and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The parties hereto acknowledge and agree that this Waiver Amendment shall constitute a Loan Document.

(d)    Limitation of Amendment. The amendments and waiver set forth above shall be limited precisely as written and relate solely to the modification of the provisions of the Credit Agreement in the manner and to the extent described above, and, except as expressly set forth in this Waiver Amendment, nothing in this Waiver Amendment shall be deemed to (a) constitute a waiver of compliance by the Borrower with respect to any other term, provision or condition of the Credit Agreement, the Existing Waiver or any other instrument or agreement referred to therein; or (b) prejudice any right or remedy that the Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults or existing provisions, in each case, that will not exist after giving effect to this Waiver Amendment) or may have in the future under or in connection with the Credit Agreement, the Amended Credit Agreement, the Existing Waiver or any other instrument or agreement referred to therein.

(e)    No Novation. This Waiver Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any other Loan Document or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, the Security Documents or the other Loan Documents or a novation of the Credit Agreement or any other Loan Document. The obligations outstanding under the Credit Agreement and the other Loan Documents shall remain in full force and effect, except to any extent expressly modified hereby. Nothing implied in this Waiver Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor, grantor or pledgor under any of the Loan Documents.

(f)    GOVERNING LAW. THIS WAIVER AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(f)    Counterparts. This Waiver Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(g)    Revolving Credit Lenders. Each Revolving Credit Lender party hereto hereby consents and agrees to the terms of this Waiver Amendment.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CINEMARK HOLDINGS, INC.

By:	/s/ Sean Gamble
Name:	Sean Gamble
Title:	Executive Vice President, Chief
Operating Officer and Chief Financial Officer

CINEMARK USA, INC.

By:	/s/ Sean Gamble
Name:	Sean Gamble
Title:	Executive Vice President, Chief
Operating Officer and Chief Financial Officer

[Signature Page to Waiver Amendment]

BARCLAYS BANK PLC, as Administrative Agent and a Revolving Credit Lender

By:	/s/ Martin Corrigan
Name:	Martin Corrigan
Title:	Vice President

[Signature Page to Waiver Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Nicholas Grocholski
Name:	Nicholas Grocholski
Title:	Managing Director

[Signature Page to Waiver Amendment]

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender

By:	/s/ Christina M McGugan
Name:	Christina M McGugan
Title:	Vice President

[Signature Page to Waiver Amendment]

ROYAL BANK OF CANADA, as a Revolving Credit Lender

By:	/s/ Kevin Quan
Name:	Kevin Quan
Title:	Authorized Signatory

[Signature Page to Waiver Amendment]